                                                                EXHIBIT 99.05


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, John Q. Graham, Jr., hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.

                                      /s/ John Q. Graham, Jr.
                                      -------------------------------------
                                        John Q. Graham, Jr.

November 10, 1997